UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 9, 2016
TESORO LOGISTICS LP
(Exact name of registrant as specified in its charter)

Delaware	1-35143	27-4151603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828
(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Base Salary Increases

On February 9, 2016, the Chairman of the Board and independent directors, acting pursuant to authority delegated by the Board of Directors (the “Board”) of Tesoro Logistics GP, LLC (the “Company”), the general partner of Tesoro Logistics LP (the “Partnership”), approved an increase in the base salaries of Phillip M. Anderson, President of the Company, to $380,000, and Don J. Sorensen, Vice President, Operations of the Company, to $410,000, each effective February 7, 2016

2015 Incentive Compensation Payments

On February 9, 2016, the Chairman of the Board and independent directors of the Company, acting pursuant to authority delegated by the Board, approved a payment of $380,586 for Mr. Anderson under the 2015 Incentive Compensation Program (the “2015 ICP” or the “2015 Program”). They also approved a $354,161 payment under the 2015 ICP for Don J. Sorensen, Vice President, Operations of the Company.

2016 Incentive Compensation Program

On February 9, 2016, the Chairman of the Board and independent directors, acting pursuant to authority delegated by the Board, approved the participation of Mr. Anderson and Mr. Sorensen in the Tesoro Corporation 2016 Incentive Compensation Program (the “2016 ICP” or the “2016 Program”). Similar to the 2015 Program, the 2016 Program as applied to Mr. Anderson and Mr. Sorensen consists of two equally weighted components: Tesoro Corporation’s overall performance and Business Unit performance outlined below. Each of these components is described in greater detail below. The performance results of Tesoro Corporation and the individual business units may be adjusted to take into account unbudgeted business decisions, unusual or non-recurring items, and other factors, as approved by Tesoro Corporation’s Compensation Committee, to determine the total amount, if any, available under the 2016 ICP. The Chairman of the Board and independent directors of the Company have discretion to adjust individual awards, if any, for Company executives based on their assessment of an individual executive’s performance relative to successful achievement of goals, business plan execution and other leadership attributes.

Component 1 - Corporate Performance - measured against target with the range of outcomes between 0% to 200%. Tesoro Corporation performance metrics include the following:

•
Achievement of earnings before interest, taxes, depreciation and amortization (“EBITDA”) measured on a margin neutral basis (this is the more heavily weighted metric, constituting 50% of the bonus opportunity for the corporate performance component);

•	Safety - Targeted improvement in recordable incidents (this metric constitutes 5% of the bonus opportunity for the corporate performance component);

•	Process Safety Management - Targeted improvement in the number of process safety incidents (this metric constitutes 5% of the bonus opportunity for the corporate performance component);

•	Environmental - Targeted improvements in the number of environmental incidents (this metric constitutes 5% of the bonus opportunity for the corporate performance component);

•	Cost Management - Measurement of non-capital cash expenditure versus budget (this metric constitutes 17.5% of the bonus opportunity for the corporate performance component); and

•
Business Improvement - Targeted improvements from capital improvement initiatives, synergies related to asset acquisitions and other projects & initiatives (this metric constitutes 17.5% of the bonus opportunity for the corporate performance component).

Component 2 - Business Unit Performance - measured against target with the range of outcomes between 0% to 200%. Business Unit performance is measured through balanced scorecards with performance metrics including, but not limited to:

•	Safety and Environmental;

•	Cost Management;

•	Improvements in EBITDA; and

•	Business improvement and value creation initiatives.

The business units used for Messrs. Anderson and Sorensen, and the target payout amounts are as follows:

Executive Officers	Business Unit	Total Target Payout Amount (a)
Phillip M. Anderson	The Partnership	75%
Don J. Sorensen	Business unit results are tied to the Partnership’s performance as well as the performance of all of Tesoro’s logistical assets (other than the Partnership and including logistics assets for which the Partnership may have the right of first refusal)	65%
_________

(a)	Percentage to be applied to base salary earnings during the 2016 calendar year.

Grant of Awards to Executive Officers under the Company’s 2011 Long-Term Incentive Plan

On February 9, 2016, the Chairman of the Board and independent directors, acting pursuant to authority delegated by the Board, approved the grants of performance phantom unit awards with distribution equivalent rights (the “Awards”) listed below to the persons identified as “named executive officers” in the Partnership’s Annual Report on Form 10-K for the year ended 2014 or expected to be identified as such in the Partnership’s Annual Report on Form 10-K for the year ended 2015 (with Mr. Goff abstaining from voting on his award). The awards will vest at the end of a performance period ending on December 31, 2018 and will be adjusted based on the achievement of relative total unitholder return compared to a peer group of companies. The number of performance phantom units that actually vest will range from 0% to 200% of the target number of performance phantom units granted.

Grants of Awards to Named Executive Officers

Executive Officers & Title	Target Number of Performance-Based Phantom Units
Gregory J. Goff, CEO and Chairman of the Board	44,238
Phillip M. Anderson President	4,214
Don J. Sorensen Vice President, Operations	5,056
Keith M. Casey Executive Vice President, Operations of Tesoro Corporation and Former Vice President, Operations of the Partnership	8,974
Steven M. Sterin Vice President and Chief Financial Officer	8,974
Charles S. Parrish Vice President and General Counsel	5,183

The Awards were made according to the terms of the form of performance phantom unit agreement (the “Award Agreement”) pursuant to which performance phantom units may be issued under the Tesoro Logistics LP 2011 Long-Term Incentive Plan (the “Plan”), as well as the related 2016 Grant Performance Vesting Phantom Units Summary (the “Phantom Units Summary”). The Award Agreement is used to set forth the terms of grants for performance phantom units to certain participants under the Plan, including the Partnership’s executive officers. The Award Agreement contemplates that individual grants of performance phantom units will vest at the end of a performance period specified in the Award Agreement based on the Partnership’s performance during the performance period. The actual number of performance phantom units that vest at the end of the performance period will be determined based on the Partnership’s average total unitholder return as compared to that of its peer group’s average total unitholder return during the performance period, and may range from 0% to 200% of the target number of performance phantom units granted. The Partnership’s peer group may be determined from time to time by the Board or any committee designated by the Board to administer the Plan. Any unvested performance phantom units will be forfeited under certain circumstances regarding termination.

Each performance phantom unit granted under the Award Agreement is granted in tandem with an accompanying distribution equivalent right, which entitles the grantee to receive payments in an amount equal to any distributions made by the Partnership with respect to the Partnership’s common units underlying the performance phantom units.

The foregoing description is qualified in its entirety by reference to the actual terms of the Award Agreement and Phantom Units Summary which are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Form of Tesoro Logistics LP 2011 Long-Term Incentive Plan Performance Phantom Unit Agreement.

	10.2	Tesoro Logistics LP 2016 Grant of Performance-Vesting Phantom Units and Tandem DERs Term Sheet.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2016

TESORO LOGISTICS LP
By:	Tesoro Logistics GP, LLC
its General Partner

By:	/s/ STEVEN M. STERIN
Steven M. Sterin
Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

10.1	Form of Tesoro Logistics LP 2011 Long-Term Incentive Plan Performance Phantom Unit Agreement.

10.2	Tesoro Logistics LP 2016 Grant of Performance-Vesting Phantom Units and Tandem DERs Term Sheet.